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               NEW ENGLAND WATER HEATER CO., INC.
                         Balance Sheet
                       At March 31, 1998
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, Subject to Adjustment)
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                             ASSETS
                             ------


  Current assets
      Accounts receivable                                                                            $0.2
      Allowance for bad debts                                             (0.1)
      Prepaid expenses                                                     0.1
                                                                                                     ----
                        Total current assets                                                                              0.2

  Fixed assets                                                             1.6
  Goodwill                                                                 2.8
                                                                                                     ----
                        Total assets                                                                  4.6
                                                                     ====


          LIABILITIES AND PARENT COMPANY'S INVESTMENT
          -------------------------------------------

 Current liabilities
  Miscellaneous current and accrued liabilities                                                       0.2
  Deferred revenue                                                         0.1
                                                                                                     ----
    Total current liabilities                                              0.3

 Parent company's investment:
  Subordinated notes payable to parent                                     1.2
  Common stock and additional paid in capital                                                         3.1
                                                                                                     ----
    Total parent company's investment                                      4.3
                                                                                                     ----
      Total liabilities and parent company's investment                   $4.6
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